Exhibit 10.31

Amendment To Debenture (Fixed Charge) - Ocu Wize

Amendment To Debenture - Fixed Charge

This amendment (“The Amendment”) to the Debenture - fixed charge dated October 26, 2016 (“The Debenture”) was signed on March 28, 2017, by Ocu Wize Ltd., a private Israeli limited liability company number 515241511, organized and operating pursuant to the laws of the State of Israel, whose address is 2 Hamanofim Street, Herzlia 4672553, Israel (Hereinafter “The Borrower”), and Rimon Gold Assets Ltd., a private Israeli limited liability company number 514819424, organized and operating subject to the laws of the State of Israel, whose address is 32 Habarzel Street, Tel Aviv Yafo 6971046, Israel (Hereinafter “The Lender”), (each one “The Party” and jointly “The Parties”). All the phrases used and which are not defined to the contrary in the amendment will assume the meaning granted to them in the Debenture.

The Parties Hereby Agree As Follows:

1.	Description of the amendment terms:

A.	The Debenture will be amended so that the first three paragraphs will be deleted in full and will be substituted with the following text:

Whereas The Wize Pharma Ltd. Company, a public Israeli limited liability company number 520033259, organized and operating pursuant to the laws of the State of Israel, whose address is 2 Hamanofim Street, Herzlia 4672553, Israel (Hereinafter “Wize Pharma”), received from the Rimon Gold Assets Ltd. company, a private Israeli limited liability company number 514819424, , organized and operating subject to the laws of the State of Israel, whose address is 32 Habarzel Street, Tel Aviv Yafo 6971046, Israel (Hereinafter “The Lender”), a loan convertible to shares of a sum of NIS 2,000,000 (in words, Two Million NIS) accruing interest of a rate of 4% per year, in connection with, for purposes and conditions stated in the specific convertible loan agreement signed between the lender and Wize Pharma on 20 of the month of March 2016 (Hereinafter: as amended, revised, modified and substituted from time to time, in accordance with its terms, “The First Loan Agreement”), and intends on receiving additional loans from the Lender in connection with, for the purposes and terms stipulated in the specific convertible loan agreement that was signed between the Lender and Wize Pharma on January 12, 2017 (Hereinafter: as amended, revised, modified and substituted from time to time, in accordance with its terms, “The Second Loan Agreement”, and together with the first loan agreement, “The Loan Agreement”);

And Whereas In accordance with Section 5.3 of the first loan agreement, Wize Pharma assigned its rights to the undersigned Ocu Wize Ltd Company a private Israeli limited liability company Number 515241511, organized and operating subject to the laws of the State of Israel, whose address is 2 Hamanofim Street, Herzlia 4672553, Israel (c/o Wize Pharma), and which is a subsidiary company fully owned and controlled by Wize Pharma (Hereinafter: "The Borrower" or "The Subsidiary Company") (Hereinafter: "The Assignment");

And Whereas As a condition precedent to the assignment as stated in Section 5.3 of the first loan agreement, those charges in favor of the Lender as in effect for Wize Pharma and which were created on March 20, 2016 and recorded with the Companies Registrar on March 30, 2016 will also be recorded with the subsidiary company;

B.	The Debenture will be amended so that Section 23 will be deleted in full and will be substituted with the following text:

“All the registration expenses associated with this Debenture pursuant to the details in the loan agreement and in any other document signed and/or to be signed between the Lender and the Borrower in connection with the loan (as defined under the loan agreement) and in accordance thereto, including commission charged in connection with stamp duty and registration of documents, and all expenses associated with realizing the security and extending collection proceedings (including the Lender’s attorneys fees), insurance, safekeeping, maintenance and repair of the charged property - will be paid to the Lender by the Borrower upon the Lender presenting the first demand to do so, and all the expenses stated above will be secured by this Debenture until they are fully paid. The Lender may charge the Lender for all the expenses noted above. It is clarified that the provisions above do not derogate from the provisions in the loan agreement relating to a payment and/or repayment.”

2.	Unless as expressly stated above, the Debenture terms will not be modified in any manner pursuant to this amendment and all the aforementioned terms will continue to be in full effect.

3.	This amendment was made in accordance with Section 27 of the Debenture and constitutes (together with the appendix attached to it) an integral part of the Debenture.

[Signatures page on the following page]

In witness whereof, the parties signed this amendment on the date appearing at the top of this amendment.

	/s/ Or Eisenberg		/s/ Abir Raveh

By:	Or Eisenberg	By:	Abir Raveh

Position:	Director	Position:	Director